UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024
_________________
SeaStar Medical Holding Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, Colorado	80216
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (813) 222-8996
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, 0.0001 Par Value Member	ICU	NASDAQ
Warrants Each Whole Warrant Exercisable For One Share Of Common Stock For 11.50 Per Share Member	ICUCW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                   Other Events
As previously reported on a Current Report on Form 8-K filed on December 11, 2023, SeaStar Medical Holding Corporation (the “Company”) entered into the Second Amendment to the Securities Purchase Agreement (as amended from time to time, the “SPA”), originally dated March 15, 2023, between the Company and an institutional investor (the “Purchaser”), pursuant to which the Purchaser may purchase additional convertible promissory notes of the Company (the “Notes”), convertible into shares of common stock of the Company (the “Common Stock”).
On January 24, 2024, the Company and the Purchaser completed an Additional Closing (as defined in the SPA) by issuing a (i) Note with an initial conversion price of $0.56 per share in a principal amount of $815,217.39, which is convertible into shares of Common Stock beginning on the Issuance Date, as defined in the Note, (ii) a warrant to purchase up to 395,781 shares of Common Stock with an exercise price of $0.56 per share and (ii) an additional warrant to purchase up to 395,781 shares of Common Stock with an exercise price of $0.56 per share.
For more information about the terms of the SPA and related transaction documents, and prior closing pursuant to the SPA, including the terms of the Note and the Warrant, please see the Form 8-K filed by the Company on March 16, 2023, August 7, 2023, August 30, 2023, September 26, 2023, November 27, 2023, December 11, 2023, and January 12, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASTAR MEDICAL HOLDING CORPORATION

Date: January 24, 2024	By:	/s/ Eric Schlorff
	Name:	Eric Schlorff
	Title:	Chief Executive Officer